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                                  Exhibit 23.2

                     Consent of PricewaterhouseCoopers LLP
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 2002 relating to the financial statements, which appears in Appendix C of Union Planters Corporation's 2002 Definitive Proxy Statement, which is incorporated by reference in Union Planters Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.



/s/ PricewaterhouseCoppers LLP

PricewaterhouseCoopers LLP
Memphis, Tennessee
May 15, 2002